                                                                    EXHIBIT 99.1

                             CONTRIBUTION AGREEMENT

                              METROPOLITAN SQUARE
                               WASHINGTON, D.C.

                             SQUARE 224 ASSOCIATES
                                      and
                            THE OLIVER CARR COMPANY

                                      AND

                     BOSTON PROPERTIES LIMITED PARTNERSHIP
                                      and
                             BOSTON PROPERTIES LLC


                               DATED JUNE 5, 1998

                             CONTRIBUTION AGREEMENT
                             ----------------------

                                   PREAMBLE:
                                   --------

     THIS CONTRIBUTION AGREEMENT (this "AGREEMENT") is made as of the 5th day of
                                                                      ---
June, 1998 (the "EFFECTIVE DATE"), by and among: (i) BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("BPLP"), (ii) BOSTON PROPERTIES LLC, a Delaware limited liability company ("BPLLC" and, together with BPLP, collectively, "ACQUIRER"), (iii) SQUARE 224 ASSOCIATES, a District of Columbia limited partnership ("CONTRIBUTOR"), and (iv) THE OLIVER CARR COMPANY, a District of Columbia corporation ("CONTRIBUTOR AFFILIATE").

                                   RECITALS:
                                   --------

A. The Metropolitan Square Associates, a District of Columbia general partnership ("OWNER"), is the beneficial owner of that certain real property located at 15th Street, between F and G Streets, N.W., Washington, D.C., and known as Metropolitan Square (the "PARCEL") as more particularly described in Exhibit A attached hereto, which term Parcel shall include the land and all
---------
improvements thereon, together with all rights and appurtenances pertaining to such land, including, without limitation, (i) all minerals, oil, gas, and other hydrocarbon substances thereon, (ii) all rights, titles and interests of the Owner in and to adjacent strips, streets, roads, avenues, alleys and rights-of-way, public or private, open or proposed, including any rights in vault space adjacent to or within the boundaries of such land, (iii) all easements, covenants, privileges, and hereditaments, whether or not of record, and (iv) all access, air, water, riparian, development, utility, and solar rights.

B.        The record owners of the Property are Oliver T. Carr, Jr. and George
H. Beuchert, Jr., as trustees and nominees (collectively the "TRUSTEES"), for the benefit of Owner. The only partners in Owner are Contributor, which owns a 62% partnership interest in Owner, and LaSalle Fund IV ("LASALLE"), which owns a 38% partnership interest in Owner. Contributor and LaSalle have entered into a contract whereby, prior to the Closing hereunder, Contributor will repay an inter-partner loan (the "INTER-PARTNER LOAN") made by LaSalle to Contributor, and Contributor Affiliate will acquire all partnership interests of LaSalle in Owner. In order to finance the repayment of the Inter-Partner Loan, Contributor will obtain a loan in a principal amount of approximately $15,800,000 (the "SHORT TERM LOAN"). The Short Term Loan will be prepayable without penalty.

C. At Closing hereunder, Contributor and Contributor Affiliate will contribute their partnership interests in Owner to Acquirer, and the Trustees simultaneously shall convey legal title to the Property to Owner, in exchange for the consideration, and upon and subject to the terms and conditions, more particularly set forth below.
(3)

D. BOSTON PROPERTIES, INC., a Delaware corporation ("BPI"), is the sole general partner of BPLP. [BPLP] is the managing member of BPLLC.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A.        DEFINITIONS.  For purposes of this Agreement, unless the context
          ------------
otherwise requires, the following terms shall have the meanings hereinafter set forth (such meanings to be applicable to the singular and plural forms of such terms and the masculine and feminine forms of such terms):

(a)            "ACCESS AGREEMENT" shall mean the agreement attached hereto as
Exhibit 1(a).
------------

(b) "ACCREDITED INVESTOR" shall have the meaning given to such term under Regulation D under the Securities Act of 1933, as amended.

(c) "ACQUIRER" shall have the meaning set forth in the Preamble above.

(d) "ACQUIRER CLOSING DOCUMENTS" shall mean the documents set forth in Exhibit 1 (d).
   -------------

(e) "ACQUIRER'S DUE DILIGENCE AND CONTRACT COSTS" shall mean, collectively and in the aggregate, all reasonable costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and related expenses) incurred by Acquirer in connection with (x) Acquirer's investigation of the Property pursuant to Article 4 hereof or otherwise (including, without
                            ---------
limitation, costs and expenses for title examination and for the preparation of surveys, environmental studies and other third party reports), (y) the preparation and negotiation of this Agreement, the exhibits attached hereto and the documents to be executed pursuant hereto, and (z) analysis of securities, tax and other transaction-related issues (including compensation for Acquirer's in-house counsel provided such compensation is at rates not above customary rates for comparable services).

(f)            "AGREEMENT" shall have the meaning set forth in the Preamble
                                                                   --------
above.

(g)            "BPI" shall have the meaning set forth in Recital D.
                                                         ---------

(h)            "BPLLC" shall have the meaning set forth in the Preamble above.
                                                               --------

(i)            "BPLP" shall have the meaning set forth in the Preamble above.
                                                              --------

(j) "BUSINESS DAY" shall mean any day excluding Saturday, Sunday and any day which in the District of Columbia is a legal holiday or a day on which banking institutions are authorized by law or by other governmental actions to close.

(k)            "CLOSING" shall have the meaning set forth in Section 12.
                                                             ----------

(l)            "CLOSING DATE" shall have the meaning set forth in Section 12.
                                                                  ----------

(m)            "CONTRACTS" shall have the meaning set forth in Section 7.1(a).
                                                               --------------

(n)            "CONTRIBUTOR" shall have the meaning set forth in the Preamble
                                                                     --------
above.

(o)            "CONTRIBUTOR AFFILIATE" shall have the meaning set forth in the

Preamble above.
--------

(q) "CONTRIBUTOR CLOSING DOCUMENTS" shall mean the documents set forth in Exhibit 1(p).
         ------------

(r)            "DEPOSIT" shall have the meaning set forth in Section 3.1.
                                                             -----------

(s)            "EFFECTIVE DATE" shall mean June 5, 1998.

(t) "ENVIRONMENTAL LAW" shall mean: (i) the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S)(S) 9601 et seq.), as amended; (ii) the Solid Waste Disposal Act, as amended by the
-- ----
Resource Conservation and Recovery Act (42 U.S.C. (S)(S) 6901 et seq.), as
                                                              -- ----
amended; (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C.
(S)(S) 11001 et seq.), as amended; (iv) the Clean Air Act (42 U.S.C. (S)(S) 7401 et seq.), as amended; (v) the Clean Water Act (33 U.S.C. (S)(S) 1251 et seq.),
-- ----                                                              -- ----
as amended; (vi) the Toxic Substances Control Act (15 U.S.C. (S)(S) 2601 et
                                                                         --
seq.), as amended; (vii) the Hazardous Materials Transportation Act (49 U.S.C.
----
(S)(S) 1801 et seq.), as amended; (viii) the Federal Insecticide, Fungicide and
            -- ----
Rodenticide Act (7 U.S.C. (S)(S) 136 et seq.), as amended; (ix) the Safe
                                     -- ----
Drinking Water Act (42 U.S.C. (S)(S) 300f et seq.), as amended; (x) any state,
                                          -- ----
county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i) - (ix) of this definition; (xi) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or to implement the statutes, laws, ordinances and amendments listed in parts
(i) - (x) of this definition; and (xii) any other law, statute, ordinance, amendment, rule, regulation, or order relating to environmental matters.

(t)            "ENVIRONMENTAL REPORTS" shall mean the items listed on Exhibit
                                                                      -------
1(t) hereto.
-----------

(u)            "EQUITABLE LOAN" shall have the meaning set forth in Section 2.6.
                                                                    -----------

(v)            "EQUITY VALUE" shall have the meaning set forth in Section 2.2.
                                                                  -----------

(w)            "ESCROW AGREEMENT" shall have the meaning set forth in Section
                                                                      -------
3.1.
---

(x)            "EXCHANGE VALUE" shall have the meaning set forth in Section 2.2.
                                                                    -----------

(y) "GOVERNMENTAL AUTHORITIES" shall mean any commission, department or body of any municipality, township, city, county, state or Federal governmental unit having jurisdiction over any of the Properties or the ownership, management, operation, use or improvement thereof.

(z) "HAZARDOUS CONDITIONS" refers to the presence on, in or about any of the Properties (including ground water) of Hazardous Materials, the concentration, condition, quantity, location or other characteristics of which fail to comply with applicable Environmental Laws.

(aa) "HAZARDOUS MATERIAL" shall mean any chemical, substance, waste, material, equipment or fixture defined as or deemed hazardous, toxic, a pollutant, a contaminant, or otherwise regulated under any Environmental Law, including, but not limited to, petroleum and petroleum products, waste oil, halogenated and non-halogenated solvents, PCBs, and asbestos and asbestos containing materials.

(bb) "IMPROVEMENTS" shall mean all buildings, parking areas, signs, driveways, site improvements, structures and other improvements located on the Parcel.

(cc)           "INTER-PARTNER LOAN" shall have the meaning set forth in Recital
                                                                        -------
B.
-

(dd)           "LASALLE" shall have the meaning set forth in Recital B.
                                                             ---------

(ee)           "LENDERS" shall have the meaning set forth in Section 2.6.
                                                             -----------

(ff)           "NEW TENANT LEASES" shall have the meaning set forth in Section
                                                                       -------
8.1.
---

(gg)           "OWNER" shall have the meaning set forth in Recital A.
                                                           ---------

(hh)           "PARCEL" shall have the meaning set forth in Recital A.
                                                            ---------

(ii)           "PARTNER LOANS" shall have the meaning set forth in Section 2.6.
                                                                   -----------

(jj) "PARTNERSHIP INTERESTS" shall mean all partnership interests in Owner.

(kk)           "PCBS" shall have the meaning set forth in Section 9.1(e).
                                                          --------------

(ll) "PERMITTED EXCEPTIONS" shall mean the exceptions to title set forth in Exhibit 1(al) hereto.
         -------------

(mm) "PERSONAL PROPERTY" shall mean all of Owner's right, title and interest, if any, in and to: (i) all signs, supplies, maintenance equipment, appliances, security systems, tools, decorations, furniture, furnishings, fixtures, equipment, machinery, mechanical systems, landscaping and other tangible and intangible personal property owned by Owner, located at and/or used in connection with the leasing, management, operation, maintenance and repair of the Properties, including, without limitation, the items listed on Exhibit 1(am)
                                                                   -------------
attached hereto; (ii) all site plans, surveys, plans and specifications, marketing materials and floor plans relating to the Properties; (iii) all warranties, guarantees and bonds relating to the Properties; (iv) all permits, licenses, certificates of occupancy, and other governmental approvals which relate to the Properties; and (v) any trade names used by Owner in connection with the Property INCLUDING THE NAME "mETROPOLITAN sQUARE".

(nn) "PROPERTY" shall mean, collectively, the Parcel, the Tenant Leases and the Personal Property.

(oo) "REGISTRATION RIGHTS AGREEMENT" shall mean an agreement substantially in the form attached as Exhibit 1 (ao) hereto.
                                      --------------

(pp)           "RETAINED INDEBTEDNESS" shall have the meaning set forth in
Section 2.6.
-----------

(qq)           "SEC" shall mean the Securities and Exchange Commission.

(rr)           "SHORT TERM LOAN" shall have the meaning set forth in Recital B.
                                                                     ---------

(ss) "SUBSCRIPTION AGREEMENT" shall mean an agreement substantially in the form attached as Exhibit 1(as) hereto.
                     -------------

(tt) "TAX PROTECTION AGREEMENT" shall mean an agreement substantially in the form attached hereto as Exhibit 1(at).
                               -------------

(uu) "TENANT LEASES" shall mean the leases (and any assignments of leases or subleases) described in Exhibit 7.1(d)(i) attached hereto and any New
                                  -----------------
Tenant Leases.

(vv)           "TITLE COMPANY" shall have the meaning set forth in Section 3.1.
                                                                   -----------

(ww)           "TRUSTEES" shall have the meaning set forth in Recital B.
                                                              ---------

(xx)           "UNITS" shall have the meaning set forth in Section 2.2.
                                                           -----------

(yy)           "USTS" shall have the meaning set forth in Section 9.1 (d).
                                                          ---------------

B.        ASSIGNMENT; EXCHANGE VALUE.
          --------------------------

A. Upon and subject to the terms and conditions set forth in this Agreement, Contributor and Contributor Affiliate hereby agree to transfer and assign 100% of the Partnership Interests to BPLP and BPLLC in the following manner: (i) before closing, Contributor Affiliate shall acquire LaSalle's 38% Partnership Interest, and, at Closing, Contributor Affiliate shall contribute a 37% Partnership Interest to BPLP and its remaining 1% Partnership Interest to BPLLC; and (ii) at Closing, Contributor shall contribute its 62% Partnership Interest to BPLP. Contributor hereby agrees to cause the Deed described in
Section 13.4 to be conveyed by Trustees to Owner concurrently with the
------------
contribution of Partnership Interests to BPLP and BPLLC.

B. The parties hereto have agreed upon the "EXCHANGE VALUE" of One Hundred Seventy-Five Million Dollars ($175,000,000) for 100% of the Partnership Interests. Upon and subject to the terms and conditions set forth in this Agreement, at Closing, Contributor and Contributor Affiliate shall receive the Exchange Value, net of adjustments as set forth herein, in the following manner:

a              BPLP and BPLLC shall take the Partnership Interests subject to the Retained Indebtedness as described herein and BPLP and BPLLC shall receive a credit towards the Exchange Value in an amount equal to the principal balance of the Retained Indebtedness, plus all accrued and unpaid interest thereon and any other fees, charges or other amounts due thereunder; and

b              BPLP and BPLLC shall pay Contributor Affiliate $21,200,000 in cash or other immediately available funds for Contributor Affiliate's 38% Partnership Interest and shall receive a credit towards the Exchange Value in such amount; and

c              BPLP and BPLLC shall pay for the closing costs and other amounts incurred in connection with the transactions contemplated by this Agreement as provided elsewhere herein and shall receive a credit towards the Exchange Value for the amounts specified in Sections 7.1(f), 7.1(g), 8.7, 13.11, 14.1 and 19 of
                             ------------------------------------------------
this Agreement; and

d              Additional amounts also shall be credited towards the Exchange
Value to the extent provided elsewhere in this Agreement including in Section
                                                                      -------
5.2; and
---

e              BPLP shall pay to Contributor an amount (the "EQUITY VALUE")
equal to the balance of the Exchange Value (reduced by the credits set forth above in this

Section), subject to further adjustments as set forth in Article 14 and Article
                                                         ----------     -------
18, by issuance to Contributor of exchangeable ownership units in BPLP
--
("UNITS"). The Units shall be deemed to be valued for all purposes of this Agreement at $34.00 per Unit, regardless of the actual value at the time of the issuance of the Units.

C. Concurrently with the execution of this Agreement, Contributor has signed a Subscription Agreement.

D. Commencing on the 375th day after the Closing, the Units of BPLP which are issued to Contributor pursuant to the terms of this Article 2 (i)
                                                              ---------
shall be redeemable on the terms set forth in the Amended and Restated Agreement of Limited Partnership of Boston Properties Limited Partnership, dated as of June 23, 1997, as amended (the "BPLP PARTNERSHIP AGREEMENT"); and (ii) shall be transferable by Contributor to any person identified on Exhibit 2.4-1 hereto, or
                                                        -------------
who (now or at the time of the transfer) directly or indirectly controls, is controlled by or is under common control with such a person; provided such transferee of Units is an Accredited Investor and, prior to any such transfer, such transferee executes and delivers to BPLP the documents set forth in Exhibit
                                                                         -------
2.4-2 hereto.  At Closing, Acquirer and BPI will enter into the Registration
-----
Rights Agreement with Contributor.

E. The parties hereto intend, to the extent permitted by law, that such exchange shall be treated as a contribution of property in accordance with Internal Revenue Code Section 721.

F. For purposes of this Agreement, "RETAINED INDEBTEDNESS" shall mean the following: (i) the Short Term Loan, (ii) certain existing partner loans made by partners of the Contributor to Contributor and aggregating approximately $2,600,000 in principal and interest as of the Closing Date (the "PARTNER LOANS"), and (iii) the existing loan made by The Equitable Life Assurance Society of the United States in the outstanding principal amount of approximately $104,500,000 as of the Closing Date, which loan is secured by a deed of trust lien against the Property (the "EQUITABLE LOAN"). The respective holders of said Retained Indebtedness are referred to herein as the "LENDERS." At the Closing, Acquirer shall assume or take the Partnership Interests subject to the Retained Indebtedness pursuant to assumption or other agreements with the respective Lenders substantially in the form of Exhibit 2.6 hereto. Acquirer may
                                                -----------
wish to discuss possible modifications of the terms of the Equitable Loan with the Lender thereunder. Contributor agrees to cooperate in the conduct of any such discussions prior to the Closing.

G. The parties hereto agree that the Exchange Value shall be allocated between the land and the Improvements thereon as may be agreed to by the parties hereto or in the absence of agreement in the same proportion as in the latest real estate tax bill before the Effective Date. However, no value in excess of basis shall be allocated to any property classified by Owner as 5 Year ACRS, 5 Year MACRS, 7 Year MACRS, or 15 Year MACRS property on Owner's federal income tax returns (collectively, "1245 PROPERTY").

H.        DEPOSIT.
          -------

A. Within two (2) business days after the Effective Date, Acquirer shall place in escrow with Commercial Settlements, Inc., 1413 K Street, N.W., Washington, D.C. 20005 (the "TITLE COMPANY") the sum of $3,600,000, representing a deposit, and subject to the terms of that certain Escrow Agreement (the "ESCROW AGREEMENT"), a copy of which is attached hereto as Exhibit 3.1 (the
                                                           -----------
deposit, together with accrued interest thereon, is herein referred to as the "DEPOSIT").

B.             The Title Company is hereby directed to invest the Deposit in an
interest-bearing account acceptable to Acquirer.    The Deposit shall be
disbursed by the Title Company in accordance with the terms and conditions of this Agreement and the Escrow Agreement.

C.        INSPECTION.
          ----------

A.             Acquirer acknowledges, understands, and agrees as follows:

a              Acquirer is (or is controlled by) a sophisticated investor who is familiar with properties similar to the Property.

b              Except as set forth herein, neither Contributor, Contributor
Affiliate nor any of their agents, brokers, officers, directors, partners, unit holders, shareholders, or employees has made any representations or warranties of any kind whatsoever, whether oral or written, express or implied, with respect to the Partnership Interests and the Property.

c              Except as provided herein, BPLP and BPLLC expressly acknowledge and agree that in connection with the transaction contemplated by this Agreement the Contributor and Contributor Affiliate have not made and do not make: (i) any implied or express warranty of merchantability with respect to the Property;
(ii) any implied or express warranty of fitness for a particular purpose with respect to the Property; and (iii) any implied warranty with respect to the condition of the Improvements, the past or projected financial condition of the Property, or the uses permitted on, the development requirements for, or any other matter or thing relating to all or any portion of the Property.

d              Acquirer previously has been afforded the opportunity to make any and all inspections of the Property and such related matters as Acquirer may reasonably desire.

B. Prior to the date hereof, Contributor has permitted Acquirer and its representatives to enter upon and inspect the Property and to conduct soils, engineering, and any other tests or studies as desired, and Acquirer acknowledges it has conducted the due diligence it desires to conduct and such due diligence was conducted at the Acquirer's sole cost and expense. Acquirer has and shall keep the Property free and clear of any mechanic's or materialmen's liens arising out of any entry, inspection, test, or study conducted by Acquirer or its representatives, and if Acquirer has not already done so, Acquirer shall promptly restore the Property to the condition before such entries were made or inspections, studies, or tests were performed, and shall do so after any future entries are made or inspections, studies, or tests were performed.

C. Contributor hereby grants to Acquirer, its employees, agents, consultants and contractors, the right to enter on to the Property for the purpose of performing such inspections, reviews, surveys, soil tests, hydrology tests, percolation tests, environmental tests, and other engineering tests or environmental investigations as Acquirer may reasonably deem appropriate. All entries by Acquirer onto the Property shall be subject to, and conducted in accordance with, all applicable laws, and the rights of the current tenants and other occupants of the Property, so as to avoid any material interference with the operations of the Property or the rights of tenants or other occupants of the Property. Further, such entry shall be subject to and conducted in accordance with the terms of the Access Agreement.

D. Soil, rock, water, asbestos, and other samples taken from the Property shall remain the property of the Owner. At the request of Contributor, Acquirer will assist in making arrangements for the lawful disposal of any contaminated samples and will pay any related transportation or disposal fees, but only if Contributor signs the manifest and any other documents required in connection with the disposal of contaminated samples. If Contributor is not willing to sign the required documentation, Acquirer's only obligation shall be to return the contaminated samples to Contributor. Any investigation or inspection conducted by Acquirer or any agent or representative of Acquirer pursuant to this Agreement in order to verify independently Contributor's satisfaction of any conditions precedent to Acquirer's obligation hereunder or to determine whether Contributor's representations and warranties are true and accurate shall not affect or constitute a waiver by Acquirer of any of Contributor's obligations hereunder or Acquirer's reliance thereon.

E. Contributor has delivered to Acquirer copies of the items set forth in Exhibit 4.5 hereto related to the Property. Except as provided in this
         -----------
Agreement all third-party documents, reports, studies and other third-party information or materials delivered or disclosed to Acquirer by Contributor or Contributor Affiliate (including, without limitation the items set forth in
Exhibit 4.5 which are such third party documents) have been and are being
-----------
provided to Acquirer for informational purposes only and Contributor and Contributor Affiliate have not made, and are not making, any representation, warranty or promise of any kind, express or implied, that the matters stated in such information or materials are accurate. In addition, Contributor agrees to make available to Acquirer upon request from time to time any other information reasonably requested by Acquirer relating to Contributor, Contributor Affiliate, Owner or the Property, and to otherwise cooperate with Acquirer in its inspection and investigation of Owner and the Property, and Acquirer shall have the right to make copies of the same, at its own cost and expense. In no event shall Acquirer be obligated to pay any fees to Contributor or Owner on account of their making any information available.

F.        TITLE.
          -----

A. Title to the Property at the Closing shall be vested solely in Owner, good of record and in fact, merchantable, and subject only to the Permitted Exceptions.

B. Acquirer shall have the right to credit towards the Exchange Value funds necessary to satisfy any mechanic's liens, mortgages, deeds of trust or other existing indebtedness, other than the Retained Indebtedness (which Retained Indebtedness is credited as provided in Section 2.2).
                                                 -----------

C.        AUTHORITY.
          ---------

A. (a) RELATING TO CONTRIBUTOR. Contributor hereby represents, warrants and covenants to Acquirer that: (i) this Agreement is, and all "Contributor Closing Documents" to be executed by Contributor will be when executed by Contributor, binding on and enforceable against Contributor in accordance with their respective terms; (ii) there are no other consents required to authorize Contributor's and Contributor Affiliate's entry into and performance of this Agreement, Contributor Closing Documents and/or the transactions contemplated hereby or thereby; (iii) the execution and delivery of this Agreement does not, and the execution and delivery at the Closing of the Contributor Closing Documents will not, constitute a breach or default under any agreement by which the Owner, Contributor or Contributor Affiliate is bound, or by which any of their property is encumbered; (iv) the record owners of the Property are Oliver T Carr, Jr. and George H. Beuchert, Jr., as trustees and nominees, for the benefit of Owner; (v) Owner is a duly formed, validly existing, District of Columbia general partnership the only partners in which are Contributor and LaSalle; (vi) Contributor and LaSalle have entered into a contract whereby, prior to the Closing hereunder, Contributor will repay the Inter-Partner Loan and Contributor Affiliate will acquire, for a price in a fixed agreed amount, all partnership interests of LaSalle in Owner; (vii) 62% of the Partnership Interests are owned solely by Contributor, and all of the Partnership Interests shall be owned immediately prior to the Closing solely by Contributor and Contributor Affiliate; (viii) except for the security interests set forth in Exhibit 6.1, Contributor's Partnership Interests are and shall
             -----------
remain through the Closing free and clear of any claim, lien, security interest or other encumbrance, and at the Closing, except for the Short Term Loan, all of the Partnership Interests shall be free and clear of any claim, lien, security interest or other encumbrance; (ix) upon Closing no distributions or other amounts shall be owed by Owner or Acquirer to partners or former partners in Owner; (x) to Contributor's knowledge, the Property is not subject to any liens or encumbrances other than the Permitted Exceptions; and (xi) Contributor has the right and authority to convey, and to cause Contributor Affiliate to convey, the Partnership Interests as and when provided herein and to cause the conveyance of the Property as and when provided herein.

                    RELATING TO CONTRIBUTOR AFFILIATE. Contributor Affiliate represents and warrants to Acquirer that: (i) this Agreement is, and all Contributor Closing Documents to be executed and delivered by Contributor Affiliate will be, when executed by

Contributor Affiliate, binding on and enforceable against Contributor Affiliate, in accordance with their respective terms; (ii) Contributor Affiliate is a duly formed and validly existing corporation under the laws of the District of Columbia; (iii) this Agreement, the Contributor Closing Documents, and the transactions contemplated hereby and thereby have been, or will have been prior to the Closing, approved by all necessary action of Contributor Affiliate; (iv) the execution and delivery of this Agreement does not, and the execution and delivery at the Closing of the Contributor Closing Documents will not constitute a breach or default under any agreement by which Contributor Affiliate is bound; and (v) at the Closing, Contributor Affiliate shall own (and transfer to BPLP and BPLLC) a 38% Partnership Interest in Owner upon and subject to the other terms and conditions hereof.

B. RELATING TO ACQUIRER. Acquirer represents and warrants to Contributor that: (i) this Agreement is, and all Acquirer Closing Documents to be executed and delivered by Acquirer will be when executed by Acquirer, binding on and enforceable against Acquirer, in accordance with their respective terms;
(ii) BPLP is a duly formed and validly existing limited partnership under the laws of the State of Delaware and is qualified to do business in the District of Columbia; (iii) BPLLC is a duly formed and validly existing limited liability company under the laws of the State of Delaware; (iv) this Agreement, the Acquirer Closing Documents, and the transactions contemplated hereby and thereby have been, or will have been prior to the Closing, approved by all necessary action of BPLP and BPLLC; and (v) the execution and delivery of this Agreement does not, and the execution and delivery at the Closing of the Acquirer Closing Documents will not, constitute a breach or default under any agreement by which Acquirer is bound.

C.        REPRESENTATIONS AND WARRANTIES.
          ------------------------------

A.             Contributor represents and warrants to Acquirer:

(a)            CONTRACTS.  Exhibit 7.1(a) attached hereto is a complete list of
                           --------------
all current contracts entered into by or binding on Contributor or Owner relating to the ownership, management, leasing, parking, operation, maintenance or repair of the Property (such contracts, together with all contracts entered into after the date hereof pursuant to Section 8.1, are hereinafter collectively
                                       -----------
referred to as the "CONTRACTS"), which list includes the names of the contracting parties, the dates of the Contracts and a listing of all amendments to such Contracts. Owner is not in breach of any of its obligations under any of the Contracts. To Contributor's knowledge, no other party is in breach of any of its obligations under any of the Contracts.

(b)            LEASING COMMISSIONS.  Except as provided on Exhibit 7.1(b)
                                                           --------------
hereto, on the date of the Closing, there shall be no leasing commissions due or owing, or to become due and owing, in connection with any of the Tenant Leases; and Contributor shall pay and discharge in full at or before Closing all obligations to pay any leasing commissions with respect to the existing Tenant Leases.

(c)            FINANCIAL INFORMATION.  Exhibit 7.1(c) attached hereto identifies
                                       --------------
true and correct audited financial statements including statements of profit and loss of the Owner with respect to the Property for the last three calendar years and other financial information. True and complete copies of all of the documents identified on said Exhibit have been delivered to Acquirer. Such documents properly reflect the profit and loss from the management, leasing, maintenance, repair and operation of the Property for such periods.

(d)            TENANT LEASES.

     (i)            Exhibit 7.1(d)(i) attached hereto is a true and complete
                    -----------------
     rent roll and list of all leases or other rights or grants of occupancy of all or any part of the Property (which are referred to herein as the "TENANT LEASES") excluding New Tenant Leases. Said Exhibit correctly shows the name of the tenant, the date of the Tenant Lease and a complete list of all amendments, side letters, option exercise letters and any other documents, certificates or instruments which may create future obligations under any of the Tenant Leases.

     (ii)           Exhibit 7.1(d)(ii) attached hereto contains a complete list
                    ------------------
     of all current rental delinquencies under the Tenant Leases for the Property as of the close of the month immediately preceding the Effective Date. Contributor agrees to provide to Acquirer an updated list of rental delinquencies at Closing which shall be certified by Contributor as true, correct and complete in all material respects.

     (iii)          Except as otherwise set forth on Exhibit 7.1(d)(iii), none
                                                     -------------------
     of the tenants under the Tenant Leases is in default as of the close of the month immediately preceding the Effective Date as to any monetary obligation under its Tenant Lease beyond any grace period provided for in its Tenant Lease and, none of the tenants under the Tenant Leases, to Contributor's knowledge, is in material default as to any non-monetary obligation under its Tenant Lease beyond any grace period provided for in its Tenant Lease nor is any tenant entitled to any rebate, concession, deduction or offset under its Tenant Lease, except for the Owner's obligation, if any, to refund any excess estimated payments made by a tenant on account of operating expenses or real estate taxes.

     (iv) Except for security deposits placed with the Owner under the Tenant Leases, a true and correct list of which is attached hereto as
     Exhibit 7.1(d)(iv), none of the tenants has paid to the Owner any rent or
     ------------------
     other charge of any nature under its Tenant Lease or otherwise relating to the Property for a period of more than thirty (30) days in advance.

     (v) To the best of Contributor's knowledge, except as set forth in Exhibit 7.1(d)(v), the Owner has performed or paid all obligations
        -----------------
     (including,
     without limitation, performance of all work and payment of all work and other tenant allowances) required to be performed or paid by it under each of the Tenant Leases and is not in default of any of its obligations under any of the Tenant Leases.

(e) CONDEMNATION. Contributor has no knowledge of nor has it received any written notice of any pending or contemplated condemnation proceedings affecting all or any part of the Property.

(f) STRUCTURAL. To the best of Contributor's knowledge, except as disclosed on Exhibit 7.1(f) hereto, there are no existing structural defects in
             --------------
any Improvements at the Property. Contributor has received no written notice from any insurance company or Governmental Authority of any defect or inadequacy in connection with the Property's structure or systems which has not heretofore been cured. At or before the Closing, Contributor shall cure (or Acquirer shall escrow sufficient funds at Closing with the Title Company to cure) all such written notices issued on or before the Closing. Any amount placed in escrow by Acquirer as provided in the preceding sentence shall be credited towards the Exchange Value as provided in Section 2.2.
                              -----------

(g) ZONING/VIOLATIONS. To the best of Contributor's knowledge, there is not now pending nor is there any proposed or threatened proceeding for the rezoning of the Property or any portion thereof. Contributor has no knowledge of nor has it received any written notice from any Governmental Authority that any zoning, subdivision, environmental, hazardous waste, building code, health, fire, safety or other law, order, ordinance or regulation is violated by the continued maintenance, operation or use of the Property, including, without limitation, any Improvements located thereon or any parking areas. At or before the Closing, Contributor shall cure (or Acquirer shall escrow sufficient funds at Closing with the Title Company to cure) all violation notices issued with respect to the Property. Any amount placed in escrow by Acquirer as provided in the preceding sentence shall be credited towards the Exchange Value as provided in Section 2.2.
   -----------

(h) PERMITTED EXCEPTIONS. The Owner has paid all amounts that are due and payable, and has performed all of its obligations to the extent Owner's performance currently is due, under all of the covenants, conditions, restrictions, rights-of-way and easements constituting the Permitted Exceptions for the Property.

(i) PERMITS, ETC. To the best of Contributor's knowledge, all permits, licenses, authorizations and certificates of occupancy required by Governmental Authorities for the management, occupancy, leasing and operation of the Property are in full force and effect.

(j) LITIGATION. No dispute, proceeding, suit or litigation naming Contributor or Owner and relating to the Tenant Leases, the Property or any part thereof is pending or, to the best of Contributor's knowledge, threatened in any tribunal, except as provided on Exhibit 7.1(j)
                                --------------
hereto. To the best of Contributor's knowledge, no other proceeding, suit or litigation relating to the Tenant Leases, the Property or any part thereof is pending or threatened in any tribunal. Neither Owner nor Contributor nor Contributor Affiliate, nor, to Contributor's knowledge, any other partner of the Owner, is the subject of, or has received any written notice of or threat that the Owner or any such partner has or will become the subject of, any reorganization, liquidation, dissolution, receivership or other action or proceeding under the United States Bankruptcy Code, 11 U.S.C. (S)(S) 101, et
                                                                          --
seq., or any other federal, state or local laws affecting the rights of debtors
----
and/or creditors generally, whether voluntary or involuntary and including, without limitation, proceedings to set aside or avoid any transfer of any interest in property or obligations, whether denominated as a fraudulent conveyance, preferential transfer or otherwise, or to recover the value thereof or to charge, encumber or impose a lien thereon.

(k) FIRPTA. Neither Contributor, nor Contributor Affiliate nor the Owner is a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(l) INDEBTEDNESS. No material defaults or events of default (as defined therein) have occurred and are continuing under the terms of any documents evidencing or securing indebtedness which is secured by the Property or for which Contributor or Owner is liable.

(m) PARTIES IN POSSESSION. There are no tenants or other parties in possession of any part of the Property, except tenants under the Tenant Leases or as may otherwise be set forth in the Permitted Exceptions, and no one other than tenants under the Tenant Leases or permitted subtenants thereunder have any right to occupy any part of the Property. The only subtenants consented to by Owner are identified on Exhibit 7.1(m) hereto.
                        --------------

(n) MATERIAL CHANGE. Contributor has received no written notice from any Governmental Authority of any pending or contemplated change in any regulation, code, ordinance or law, or private restriction applicable to the Property, or any natural or artificial condition upon or affecting the Property, or any part thereof, which would result in any material change in the condition of the Property or any part thereof.

(o) AGREEMENTS AFFECTING PROPERTY. There are no contracts currently in effect, other than those matters set forth in the Contracts, Tenant Leases, the documents evidencing and securing the Retained Indebtedness and the Permitted Exceptions, and any other documents which have been delivered to Acquirer, (i) for the sale, exchange or transfer of the Property or any portion thereof, or (ii) for the sale, exchange or transfer of any of the Partnership Interests.

(p) TAXES. Contributor, Contributor Affiliate, and Owner have filed all reports and returns required to be filed with respect to all taxes or other amounts assessed by any

Governmental Authorities and have paid all such taxes and other amounts and all penalties or interest thereon.

(q) EMPLOYEES. Owner has no employees and no pension plans or employee benefit plans.

(r) ACCURACY OF DOCUMENTS. All documents and records to be delivered pursuant to Section 4.5 are true, correct and complete copies of the documents
            -----------
and records purported to be delivered thereunder. The documents and records set forth in Exhibit 7.1(r) hereto accurately reflect the matters contained therein
         --------------
in every material respect.

(s) NOT MISLEADING. Without limiting the representations and warranties of Contributor herein, the representations and warranties of Contributor and Contributor Affiliate in Sections 6.1, 7.1, 7.2, 8.4 and 9.1 of
                                         -----------------------------------
this Agreement do not make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

B. For purposes of this Agreement, the phrase "to the best of Contributor's knowledge" or words of similar import, shall mean the actual knowledge of Richard W. Carr following a reasonable review of his files and consultation with Linda Cogburn (the Property's building property manager) and Matthew Stephenson (the Property's building asset manager). The parties acknowledge that Linda Cogburn and Matthew Stephenson are employees of Carr Real Estate Services, Inc. and not of Contributor. Contributor represents and warrants that the persons named in the preceding sentence are reasonably knowledgeable about the matters with respect to which Contributor is warranting hereunder.

C. Contributor shall provide written notice to Acquirer at any time and from time to time after the Effective Date through the Closing if it acquires any information that any of the representations or warranties made in this Agreement was inaccurate as of the Effective Date or will be inaccurate in any material respect as of the Closing.

D.        COVENANTS AND ADDITIONAL OBLIGATIONS OF CONTRIBUTOR.
          ---------------------------------------------------

A. COVENANTS OF CONTRIBUTOR. Contributor agrees that from the date of this Agreement to the Closing, it and Owner will: (i) operate the Property only in a commercially reasonable manner, and use its reasonable efforts to preserve its relations with tenants and others having business dealings with it;
(ii) operate and maintain the Property as required by the Tenant Leases, and otherwise maintain the Property in its present condition, make all necessary repairs and replacements (including repairs and replacements to building systems), and deliver the Property as of the Closing substantially in the condition it is in on the Effective Date, ordinary wear and tear, and damage by fire or other casualty excepted; (iii) maintain fire and casualty insurance, with broad form extended coverage on the Improvements, in an amount for the Property at least equal to the replacement cost for the Improvements on the Property, with a deductible not in excess of $25,000.00 (such insurance to be canceled by the Owner promptly after the Closing, subject to resolution of any pending claims thereunder and with tail insurance if such coverage is claims made coverage);
(iv) maintain rental loss insurance in an amount equal to the reasonably anticipated income from the Property (rent, common area (and building operation) charges, and real estate tax and insurance contributions) for a 12-month period (such insurance to be canceled by the Owner promptly after the Closing, subject to resolution of any pending claims thereunder and with tail insurance if such coverage is claims made coverage); (v) not mortgage or encumber any part of the Property or take or suffer any other action affecting title to the Property, nor enter into any loan, without the prior written consent of Acquirer which consent to the Short Term Loan shall not be unreasonably withheld; (vi) not make any commitment or incur any liability to any labor union, through negotiations or otherwise, with respect to the Property; (vii) not become a party to any new licenses, equipment leases, contracts or agreements of any kind relating to the Property, except such contracts or agreements as will be terminated at or prior to Closing without cost or expense to Acquirer or contracts which Acquirer agrees in its sole discretion to assume at Closing, without having obtained in each case the prior written consent of Acquirer, which consent shall not be unreasonably withheld or delayed, and any requests for consent shall be responded to within ten (10) Business Days of receipt of request therefor;
(viii) not cancel or terminate (except for nonpayment of rent in the case of Tenant Leases), modify or amend any of the Tenant Leases, or accept surrender thereof, enter into any new leases, or consent to the assignment, subletting or mortgaging of any lease or space, without having obtained in each case the prior written consent of Acquirer, which consent shall not be unreasonably withheld or delayed, and any requests for consent shall be responded to within five (5) Business Days of receipt of request therefor (any such approved new leases being herein referred to as "NEW TENANT LEASES"); (ix) execute and deliver in the ordinary course of business all New Tenant Leases and modifications or amendments of Tenant Leases approved by Acquirer in accordance with clause (viii), it being agreed that if Closing occurs hereunder, Acquirer shall pay for and perform all tenant work and tenant allowances required under New Tenant Leases and modifications or amendments of Tenant Leases approved by Acquirer in accordance with clause (viii), and pay any leasing commissions in connection with all New Tenant Leases and modifications and amendments to Tenant Leases approved by Acquirer in accordance with clause (viii) (subject to Section
                                                                         -------
13.11, all other tenant work, tenant allowances and leasing commissions to be
-----
paid for and/or performed by Contributor); (x) comply with and perform all provisions and obligations to be complied with and/or performed by the Owner under the Tenant Leases; (xi) promptly, provide Acquirer with copies of all written notices delivered or received under the Tenant Leases, sales reports and correspondence received from tenants, neighboring property owners, any insurance company which carries insurance on the Property, received from any Governmental Authorities or from any other person or entity with respect to the Property or any portion thereof; (xii) use good faith reasonable efforts prior to the Closing Date to satisfy all conditions to Closing which are within Contributor's or Contributor's Affiliate's or Owner's power to satisfy; and (xiii) not offer the Partnership Interests or the Property (or any interest therein) for sale to any other party or negotiate, solicit or entertain any offers to purchase the Partnership Interests or the Property (or any interest therein).

B. PARTNERSHIP INTERESTS. Contributor covenants that neither it nor Owner nor Contributor Affiliate shall encumber, assign, transfer or convey any of the Partnership Interests other than in connection with (i) the Short Term Loan and (ii) the purchase money financing used by Contributor Affiliate to acquire its 38% Partnership Interest which purchase money financing will be paid off in full at the Closing out of the funds described in Section 2.2(b) such
                                                         --------------
that Acquirer takes the Partnership Interests free of such purchase money financing; nor will any such person or entity take any action, or omit to take any action, which would or could adversely affect Owner, the Partnership Interests or the Property or otherwise adversely affect the rights of Acquirer under this Agreement.

C. TENANT ESTOPPEL CERTIFICATES. Contributor shall send to each tenant a letter and an estoppel certificate, each completed acceptably to Acquirer, substantially in the form attached hereto as Exhibit 8.3 hereto;
                                                       -----------
provided that for New Tenant Leases such estoppel certificates shall be in a form mutually reasonably agreed to by the parties hereto. Contributor shall, promptly after receipt, deliver to Acquirer copies of all correspondence or other matters received by Contributor in connection with such estoppel certificates.

D. TAX APPEALS. Contributor warrants that there is not now pending, and Contributor agrees that neither it nor Owner will, without the prior written consent of Acquirer, institute prior to the Closing, any proceeding or application for a reduction in the real estate tax assessment of the Property for any tax year unless required by a tenant pursuant to such tenant's Tenant Lease.

E. TERMINATION OF CONTRACTS. At or prior to the Closing, Contributor, at its sole cost and expense, shall terminate those Contracts and management, leasing and other similar agreements relating to the Property except as otherwise specified on Exhibit 8.5 hereto. Contributor shall pay in full
                          -----------
prior to the Closing all commissions, fees and other amounts that are or will become payable under any of such terminated Contracts.

F. FINANCIAL STATEMENTS. As soon as available, but in no event later than fifteen (15) days after the Closing, Contributor shall make available to Acquirer and its accountants a statement of income and expense for the Property from January 1, 1998, through the Closing. Contributor shall cooperate with Acquirer in any required filings with the SEC, at no expense to Contributor.

G. CONSTRUCTION. Prior to the Closing, Contributor shall cause Owner to have completed the roof repair, exterior door replacement, health club construction, postal room remodeling, planter work, Kastle system upgrades, air conditioning replacements, and roof lobby redecoration all as more particularly described in Exhibit 8.7 hereto (or Acquirer shall escrow sufficient funds with
             -----------
the Title Company at Closing to complete such work). Any amount placed in escrow by Acquirer as provided in the preceding sentence shall be credited towards the Exchange Value as provided in Section 2.2.
                                          -----------

H. NEW LEASES. Contributor shall proceed in good faith to finalize leases or amendments with the tenants and on the terms as set forth on Exhibit
                                                                       -------
8.8 hereto, subject to approval by Acquirer as provided herein.
---

I.        ENVIRONMENTAL MATTERS.
          ---------------------

A. REPRESENTATIONS AND WARRANTIES. Contributor represents and warrants to Acquirer, except as otherwise disclosed in the Environmental
Reports:

a              To the best of Contributor's knowledge, there have not been and there are not now pending or threatened: (i) claims, complaints, notices, or requests for information received by Contributor or Owner with respect to any alleged violation of any Environmental Law with respect to the Property; or
(ii) claims, complaints, notices, or requests for information sent to Contributor or Owner regarding potential or alleged liability under any Environmental Law with respect to the Property.

b              To the best of Contributor's knowledge, no conditions exist at, on, or under the Property that, with the passage of time or the giving of notice or both, would constitute a Hazardous Condition or give rise to liability under any Environmental Law.

c              To the best of Contributor's knowledge, Owner is in compliance in all material respects with all orders, directives, permits, certificates, approvals, licenses, and other authorizations from applicable Governmental Authorities, if any, relating to Environmental Laws with respect to the Property.

d              To the best of Contributor's knowledge, there are no above-ground tanks that are not in compliance with all Environmental Laws or any underground storage tanks (herein referred to as "USTS") at its Property; and neither Contributor nor Owner has removed or abandoned any USTs at the Property nor does Contributor have any knowledge of the existence, abandonment or removal of USTs at the Property.

e              To the best of Contributor's knowledge, there are no
polychlorinated biphenyls ("PCBS") or friable or damaged asbestos at the Property; nor has Contributor or Owner removed (or required or requested the removal of) any PCBs or damaged or friable asbestos from the Property, nor does Contributor have knowledge of the previous existence of any PCBs or damaged or friable asbestos at the Property.

f              To the best of Contributor's knowledge, Exhibit 1(t) contains a
                                                       ------------
true, complete and accurate listing of all of the following: (i) all material reports, test results, analytical data, boring logs, and other studies undertaken by, at the request of or on behalf of Contributor or Owner and/or in its (or its affiliates' or agents') possession or control with respect to the Property and the environmental conditions thereof; (ii) all material orders, directives and notices of Governmental Authorities received by Contributor or Owner or its agents, consultants and contractors in connection with the environmental condition of the Property; and (iii) all material correspondence to and from Governmental Authorities and environmental consultants with respect to the environmental condition of the Property.

B. NO RELEASE. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed to release Contributor or Owner (nor to bar any action by Acquirer to implead Contributor or Owner nor to bar any other action by Acquirer against Contributor or Owner where Acquirer or Contributor or Owner may have liability to a third party or any Governmental Authorities) for an environmental matter or condition which existed at or from the Property on or prior to the Closing.

C.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF ACQUIRER.
          -----------------------------------------------------

A.             Acquirer represents and warrants to Contributor:

a              BPLP is duly formed and in good standing as a limited partnership of the State of Delaware and is authorized to do business in the District of Columbia.

b              BPLLC is duly formed and in good standing as a limited liability company of the State of Delaware.

c              Acquirer has all requisite partnership or limited liability company power and authority to carry on its business as it is currently being conducted, to accept assignment of the Partnership Interests or conveyance of fee simple title to the Parcel, as applicable and as herein contemplated, and to execute, deliver and perform this Agreement and all documents to be executed and delivered in regard to the consummation of the transactions contemplated hereby and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by Acquirer of this Agreement and all documents to be executed and delivered in regard to the consummation of the transaction contemplated hereby have been or will be duly authorized by all necessary partnership or limited liability company action on the part of Acquirer, and Acquirer shall, upon request of Contributor, deliver evidence of such authority at or prior to the Closing.

d              This Agreement has been, and all documents to be executed and delivered in regard to the consummation of the transaction contemplated hereby will be at or prior to Closing, duly executed and delivered by Acquirer, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and all documents to be executed and delivered in regard to the consummation of the transaction contemplated hereby when so executed and delivered will constitute, legal, valid and binding obligations of Acquirer, if a party thereto, enforceable against Acquirer, if a party thereto, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

e              Neither the execution and delivery of this Agreement, nor
compliance with the terms and provisions hereof on the part of Acquirer, and consummation of the transactions contemplated hereby, will violate any statute, license, decree, order or regulation of any Governmental Authority, or will, at the Closing, breach, conflict with or result in a breach of any of the terms, conditions or provisions of any material agreement or instrument to which Acquirer is a party, or by which it is or may be bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon, or give to others any interest or rights in, the Units to be issued under the terms of this Agreement. Acquirer and BPI have each obtained, or will prior to Closing obtain, all necessary consents, approvals, orders and authorizations required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

f              Acquirer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Acquirer's creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Acquirer's assets, (iv) suffered the attachment, or other judicial seizure of all, or substantially all, of Acquirer's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or compromise to its creditors generally.

g              The Units to be issued to Contributor hereunder have been or will be prior to Closing authorized for issuance to Contributor and, upon such issuance, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights upon their issuance.

h              No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any Governmental Authority or any other person is required to be made, including, but not limited to, any governmental bodies, agencies, tenants, partners or lenders, in connection with the execution, delivery and performance of this Agreement by Acquirer.

i              BPLP is classified as a partnership and not as an association taxable as a corporation for federal income tax purposes.

j              BPI, by its execution of this Agreement, represents, warrants and covenants that it has made an election to qualify as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "CODE") commencing with its taxable year ending December 31, 1997, and has not taken, or omitted to take, any action which would reasonably be expected to result in a challenge to its status as a REIT, and, to the knowledge of BPLP, no such challenge is pending or threatened.

k              In addition to the Registration Documents filed by BPI (the "BPI
REGISTRATION DOCUMENTS"), BPI has filed timely all reports, schedules, forms, statements and other documents required to be filed by it with the SEC, and such reports, schedules and forms comply in all material respects with all applicable requirements of the Securities Act of 1933 and the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder.

l              Since the filing of the latest documents described in subsection
(j) next above, there has not been an occurrence or circumstance that would have a material adverse effect on the business, properties, assets, financial condition or results of operations of BPI (a "MATERIAL ADVERSE CHANGE"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Material Adverse Change with respect to BPI.

m              Acquirer agrees to conduct discussions with Metropolitan Life
Insurance Company with respect to future refinancing of the Property, but Acquirer shall be under no obligation to accept or be subject to any forward commitment for the refinancing of the Property from Metropolitan Life Insurance Company or any other lender.

n              Without limiting the representations and warranties of Acquirer herein, the representations and warranties of Acquirer and BPI in Sections 6.2
                                                                  ------------
and 10.1 of this Agreement do not make any untrue statement of a material fact
--------
or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

B. Acquirer shall provide to Contributor at Closing an opinion of counsel to Acquirer, substantially in the form attached hereto as Exhibit 10.2.
                                                                  ------------

C. At the Closing, Acquirer shall enter into the Tax Protection Agreement with Contributor.

D.        CONDITIONS PRECEDENT.
          --------------------

A. Acquirer's obligation to accept the assignment or conveyance of the Partnership Interests hereunder shall be subject to the full and timely satisfaction of the following conditions (all or any of which may be waived, in whole or in part, by Acquirer in writing in its sole discretion) at or prior to the Closing:

(a) Acquirer shall have received confirmation from the title insurer that there have been no changes in the state of title to the Property since April 29, 1998 (the effective date of Acquirer's title insurance binder) and that the title insurer is issuing, at Closing, an owner's title policy (reflecting the release of any indebtedness other than the Retained Indebtedness and bringing the title current to the date of Closing) without exceptions other than the Permitted Exceptions; provided that Acquirer shall have complied with the items identified in Exhibit 11.1(a) which are specified as Acquirer
                    ---------------
requirements. The conditions, set forth in Exhibit 11.1(a) hereto, which are
                                           ---------------
specified thereon as Contributor requirements (pertaining to the Title Company's conditions to issuance of the title insurance policy as required by Acquirer), shall have been satisfied.

(b) No material licenses, permits or similar authorizations required by Governmental Authorities relating to the ownership or operation of the Property shall have been terminated or shall be the subject of any adverse or potentially adverse proceedings by any Governmental Authorities.

(c) The other representations and warranties made by Contributor in this Agreement shall be true and correct as of the Closing in all material respects with the same force and effect as though such representations and warranties had been made on and as of such date. Contributor shall have performed all material covenants and obligations and complied with all conditions, and all material obligations and agreements required by this Agreement to be performed or complied with by it at or before the Closing. Contributor shall have executed and delivered to Acquirer a certificate, dated as of the date of the Closing, to the foregoing effect.

(d) Acquirer shall have received an estoppel certificate, as provided in Section 8.3, without material changes or additional notations (other than the work described in Section 8.7), dated not earlier than thirty (30) days prior to
                  -----------
the Closing, confirming the accuracy of the information set forth in Section
                                                                     -------
7.1(d) and such estoppel certificate, signed by each tenant pursuant to the
------
Tenant Leases; provided that this condition (d) shall be deemed satisfied if (i)
                                  -------------
such estoppel certificates shall have been delivered to Acquirer from the tenants identified on Exhibit 11.1(d) hereto AND tenants (which include such
                      ---------------
tenants identified on said Exhibit) occupying an aggregate of at least 75% of the rentable area of the Improvements; and (ii) as to any Tenant Leases for which no estoppel certificate is delivered to Acquirer as provided above, Contributor shall have executed and delivered a warranty and indemnity in the form of Exhibit 11.1(d)-1 hereto confirming the information in the estoppel
        -----------------
certificate as required by Section 8.3. Contributor shall not be required to execute and deliver a warranty and indemnity as described in clause (ii) above, but if Contributor elects not to execute and deliver such warranty and indemnity, this condition shall not be satisfied unless Acquirer receives such estoppel certificates as described above from all tenants of the Improvements.

(e) Acquirer shall have received a written confirmation from each Lender as set forth in Exhibit 11.1(e) hereto.
                       ---------------

(f) Contributor shall provide estoppel certificates relating to any covenants or cross-easement agreements affecting the Property, stating that all such assessments that have become due and payable have been paid and obligations performed, substantially in the form(s) attached hereto as Exhibit 11.1(f).
                                                           ---------------

(g) Contributor shall have obtained and delivered to Acquirer copies of certificates of occupancy (or the local equivalent) required for the use and occupancy of the Property of the tenants identified on Exhibit 11.1(g) hereto,
                                                       ---------------
and certificates of occupancy for all Improvements on the Property and/or all tenants, as applicable, to the extent there have been any changes from and after the Effective Date requiring the issuance of a new or amended certificate of occupancy under applicable law.

(h) Acquirer shall have received an opinion of counsel to Contributor and Contributor Affiliate and Owner, substantially in the form attached hereto as Exhibit 11.1(h).
   ---------------

(i)            Contributor shall have delivered to BPLP an executed Subscription
Agreement.

(j) Contributor Affiliate shall have acquired prior to Closing hereunder all Partnership Interests of LaSalle in Owner, free of any liens, claims, security interests or encumbrances other than liens incurred in connection with Contributor Affiliate's purchase money financing of such Partnership Interests to be paid off at Closing such that Acquirer takes the Partnership Interests free of such purchase money financing. If this condition is not satisfied because of defaults by LaSalle in its obligation to sell its partnership interest in Owner to Contributor Affiliate in accordance with its contractual obligations with Contributor, (i) Contributor shall diligently enforce its remedies against LaSalle, and (ii) Acquirer will extend the Closing Date by up to three (3) months to the extent necessary to allow Contributor to enforce its remedies against LaSalle.

(k) The Lender under the Equitable Loan shall have executed the Lender Consent, the Allonge and the Letter of Credit Agreement all substantially in the forms set forth in Exhibit 11.1(k). Acquirer agrees to provide the letter
                          ---------------
of credit to the extent required by the Letter of Credit Agreement described in the preceding sentence and to use reasonable good faith efforts to facilitate obtaining such documents from the Lender under the Equitable Loan at no cost or risk beyond that provided elsewhere in this Agreement or in the documents described in the preceding sentence.

(l) The parking garage operator of the Property shall have entered into an agreement which shall supersede its existing parking agreement and shall be in the form set forth in Exhibit 11.1(l) hereto.
                            ---------------

(m) Either (i) the building owner and the parking garage operator of the Willard Building shall have entered into an agreement reasonably satisfactory to Acquirer to provide the parking as required by the Tenant Lease with Walrus Corporation (doing business as the Old Ebbitt Grill), or (ii) said parking requirement shall be deleted from said Tenant Lease.

(n) A review or audit by Acquirer's independent certified public accounting firm, the scope of which is described on Exhibit 11.1(n) hereto,
                                                    ---------------
shall not have discovered any
material inaccuracy in the financial information provided to Acquirer in connection with this transaction.

(o) All property management and leasing contracts shall terminate at the Closing.

(p) Contributor shall have obtained and provided at the Closing written acknowledgments by the payees confirming the payment in full of all amounts due or to become due to Carr Real Estate Services, Inc. (except with respect to commissions set forth in Exhibit 7.1(b)), Julien J. Studley, Inc.,
                                    ---------------
The Oliver Carr Company, and Carr Capital Corp. with respect to the Property and any other payees of amounts over $50,000 pursuant to Section 13.11 which are
                                                     -------------
reasonably specified by Acquirer.

B.             If any condition described in Section 11.1 is not satisfied at
                                             ------------
the times required and to the satisfaction of Acquirer, in its sole and absolute discretion, then Acquirer may, at its sole option, terminate this Agreement by giving written notice to Contributor; provided that if any such conditions are not satisfied Contributor at its option may extend the date for satisfaction thereof by up to ten (10) days by giving written notice thereof to Acquirer and if any such conditions remain unsatisfied at the end of such extension period, Acquirer may terminate this Agreement as provided above. Upon termination of this Agreement under this Section 11.2, the Deposit shall be returned to
                          ------------
ACQUIRER, and neither party shall have any further rights, obligations or liabilities under this Agreement (other than as set forth in the Access Agreement and Article 22), except that if the failed condition is due to a
              ----------
material breach by Contributor of any of its representations, warranties or obligations hereunder, then Contributor shall be liable to Acquirer for ACQUIRER's Due Diligence and Contract Costs up to $300,000. The parties hereto acknowledge that the failure to satisfy any of the conditions precedent in this Agreement shall not in and of itself constitute a default by Contributor under this Agreement, unless such failure is caused by Contributor's material breach of any of its representations, warranties or covenants set forth herein. The conditions set forth in Section 11.1 are for ACQUIRER's sole benefit, and
                        ------------
ACQUIRER may, in its sole discretion, waive (conditionally or absolutely) the fulfillment of any one or more of the conditions, or any part thereof. Contributor shall not take or authorize, directly or indirectly, any action that modifies or changes the circumstances upon which the conditions set forth in
Section 11.1 were deemed satisfied or waived by ACQUIRER without ACQUIRER's
------------
prior written consent.

C.        CLOSING.  Closing of the transactions contemplated hereby ("CLOSING")
          -------
shall be held at the offices of Shaw, Pittman, Potts & Trowbridge, 2300 N Street, N.W., Washington, D.C. 20037, on or about June 30, 1998, but in no event later than July 13, 1998 (the "CLOSING DATE"), or on such earlier date as the parties hereto may mutually agree.

D.        CLOSING MATTERS.
          ---------------

A. At or before the Closing, Contributor shall cure (or escrow sufficient funds at Closing with the Title Company to cure) all written notices described in Section 7.1(f) and issued on or before the date of the Closing.
             --------------

B. At or before the Closing, Contributor shall cure (or escrow sufficient funds at Closing with the Title Company to cure) all violation notices issued with respect to the Property, as described in Section 7.1(g).
                                                             --------------

C. At the Closing, Contributor shall, and shall cause Contributor Affiliate to, execute and deliver to BPLP and BPLLC respectively assignments of all of the Partnership Interests, such assignments to be substantially in the form attached hereto as Exhibit 13.3.
                        ------------

D. At the Closing, Contributor shall cause to be executed and delivered to Owner a Deed in substantially the form attached hereto as Exhibit
                                                                       -------
13.4.
----

E. At the Closing, Contributor shall provide to Acquirer a written statement of any information needed to make the Exhibits accurate in all material respects as of Closing.

F. Contributor shall cause full possession of the Property to remain with Owner at the Closing, subject only to the Permitted Exceptions; including the rights of tenants under the Tenant Leases. Acquirer shall be given full control of Owner at Closing.

G. At the Closing, Acquirer shall execute and deliver (or cause to be delivered) to Contributor the Acquirer Closing Documents and Contributor and Contributor Affiliate shall execute and deliver (or cause to be delivered) to Acquirer the Contributor Closing Documents, and each shall deliver (or cause to be delivered) to the other such other documents, affidavits and certificates as may be required by this Agreement.

H. Contributor shall deliver all keys and master keys to all locks located on the Property, properly tagged for identification, as well as combinations, card keys and cards for the security systems, if any.

I. BPLP and Contributor shall execute and deliver an Amendment to the BPLP Partnership Agreement at Closing, substantially in the form attached hereto as Exhibit 13.9.
          ------------

J. At the Closing, Contributor shall execute and deliver to the Title Company, affidavits and indemnity agreements, as required by the Title Company, substantially in the form attached hereto as Exhibit 13.10.
                                                      -------------

K. (a) Acquirer agrees to pay at the Closing the respective amounts to the persons as specified in Exhibit 13.11, for costs related to the Property
                               -------------
or this transaction; provided that (i) the aggregate amount of such payments shall equal $4,850,000, (ii) the persons set forth in said Exhibit are not third party beneficiaries of this Agreement, and (iii) Acquirer shall have no liability with respect to any amounts or obligations that may be due to said persons set forth in said Exhibit other than to pay the aforesaid amounts if and when the Closing occurs, and in no event has Acquirer assumed any direct obligation to any of such persons.

                    At the Closing, Contributor shall have the right to designate any costs and expenses relating to the Property or to this transaction (in addition to the costs payable by Acquirer pursuant to Section 13.11(a) above) that it would like Acquirer to fund at the Closing, and Acquirer agrees that it will pay such costs and expenses at the Closing, provided that the aggregate amount that Acquirer is obligated to fund under this Section 13.11(b), when added to the amounts funded by Acquirer pursuant to Sections 7.1(f), 7.1(g), 8.7, 14.1, 18 and 19 of this Agreement, shall not exceed the sum of $3,800,000. All sums paid by Acquirer pursuant to this Section 13.11(b) shall be credited towards the Exchange Value as set forth in Section 2.2 hereof. Notwithstanding the foregoing, Acquirer is not assuming any liability to the payees of any such costs or expenses and no such payee shall be a third-party beneficiary of this Agreement.

L. The Closing will be effected through a closing instruction to be mutually reasonably agreed upon. The parties shall use reasonable good faith efforts to facilitate the Closing and the settlement (immediately before the Closing hereunder) under the Short Term Loan and Contributor Affiliate's purchase money financing; provided that in connection therewith Acquirer shall not be required to incur any cost or risk beyond that provided elsewhere in this Agreement.

M.        ADJUSTMENTS.
          -----------

A. The following items of expense shall be adjusted as of midnight of the day immediately preceding the Closing:


(a) Real estate taxes and personal property taxes. Assessments, if any, for Improvements completed prior to the Closing, whether assessment therefor has been levied or not, including any business improvement district assessments, shall be prorated at the Closing.

(b) Utility charges. If there are meters on the Property measuring the consumption of utilities which are paid by the Owner and not by any tenant, Contributor shall, prior to the Closing, cause such meters to be read, and shall pay promptly all utility bills for which it is liable. Owner shall be liable for and shall pay all utility bills for services relating to the period from and after the Closing. To the extent required, reconciliation of such charges under the terms of the Tenant Leases will be done as soon as possible after Closing.

(c) All charges payable with respect to any Contracts relating to the Property which continue in effect after the Closing and all other costs and expenses of operating the Property which are customarily prorated in similar transactions.

(d) To the extent that any tenant is entitled to any rebate, concession, deduction or offset under its Tenant Lease, such entitlement shall be included as a closing adjustment. Further, to the extent that any tenant is entitled to future tenant improvements work to be paid for by the landlord under such tenant's Tenant Lease (other than New Tenant Leases), the amount of landlord's liability for such work shall be included as a closing adjustment by credit towards the Exchange Value. Monthly rent and tenant charges (for real estate taxes, insurance, utilities, common area maintenance and building expenses) payable by tenants shall be adjusted as of 12:01 a.m. on the day of the Closing, and any such rent or tenant charges prepaid to the Owner (including, a pro rata portion of the rent and tenant charges paid for the month
              --- ----
in which the Closing occurs) and other credits for the account of tenants shall be paid to Acquirer by credit towards the Exchange Value. Adjustments will be made on a reasonable basis for estimated operating expenses paid by Tenants as additional rent. Rent and such tenant charges which are due but uncollected as of the Closing shall not be adjusted, but, with respect to tenants whose rent is no more than six (6) months in arrears, provided Contributor provides in a timely manner all back-up materials, reconciliations and other information requested by tenants with respect thereto, Acquirer shall remit promptly to or on behalf of Contributor any such amounts actually paid by such tenants to Acquirer (provided that such amounts shall be in excess of the then current rent and other charges due) within six (6) months after the Closing. Acquirer's obligations with respect to such delinquent rent and other charges shall be limited to billing the applicable tenant therefor on no more than six (6) occasions. Notwithstanding anything to the contrary in the foregoing, Contributor retains all rights against former tenants whose Tenant Leases have expired or have been terminated and possession discontinued prior to the Closing; provided, however, in no event shall Contributor be entitled after the Closing to institute any litigation or other judicial proceedings against any tenant that is in occupancy at the Property as of the Closing with respect to any obligations or liabilities of such tenant relating to the Property or arising out of such tenant's occupancy thereof. Acquirer shall have no further obligation or liability to Contributor under this subsection after the expiration of said six (6) month period. No adjustment shall be made with respect to percentage or overage rent. Except as otherwise adjusted, Contributor shall remain responsible and liable to Acquirer to refund to tenants (or reimburse Acquirer for any refunds to tenants of) any excess payments made by tenants for real estate taxes (including any arising as a result of tax appeals), insurance, utility, common area maintenance operating expenses and building expenses applicable to the period prior to the Closing, such responsibility and liability to survive Closing until such time as all audit rights of tenants under Tenant Leases with respect to periods prior to the Closing shall have expired and all amounts owing to tenants as a result of any such audits shall have been fully paid by Contributor to the applicable tenant (directly or by reimbursement to Acquirer). The parties agree that in the event that any tax appeals relating to the Property, whether now existing or hereafter filed, results in any rebate of real property or other taxes paid for the Property, such rebate (after deducting therefrom all costs and expenses of procuring the same) shall be prorated as of the Closing between Contributor and Acquirer based on respective periods of ownership.

(e) All prepaid rentals, tenant security deposits, whether cash or non-cash (including security deposits for tenants who owe rent or other charges as of the Closing), together with all interest required to be paid thereon which has accrued through the Closing, shall be delivered to BPLP at the Closing. Promptly following the Closing, Contributor shall cause any tenants who have posted letters of credit as security deposits issued to any party other than Owner to have such security deposits amended or re-issued, if necessary, so that they run to the benefit of Owner, if applicable, as landlord under the Tenant Leases.

(f) Association Assessments. Prepaid association assessments shall be adjusted as of the Closing by an increase in the Equity Value. Association assessments which are due and payable as of the Closing shall be paid by Contributor or allowance therefor made at Closing by a credit towards the Exchange Value.

(g) Except as otherwise provided in this Agreement, Acquirer shall be solely responsible for the following: (i) all costs necessary to provide Acquirer with the required new owner's title policy, as required, for the Property, including, without limitation, all expenses of examination of title, conducting settlement, escrow fees, title clearance, title insurance commitments, endorsements (including, without limitation, zoning, comprehensive and non-imputation) and premiums; and (ii) all costs of preparation of ALTA survey for the Property. Acquirer and Contributor shall each pay their respective legal fees and expenses incurred in connection with the negotiation of this Agreement and all related documents, and in addressing each such party's tax and securities issues. Acquirer shall pay the costs of conducting all of its environmental tests and studies of the Property. Contributor shall pay all costs associated with (i) repaying any indebtedness secured by the Property except for the Retained Indebtedness; and (ii) any gains taxes, income taxes or similar taxes owing as a result of the transactions contemplated hereby. Amounts payable by Contributor as described above in this section may be funded by Acquirer as provided in Section 13.11.
            -------------

(h) Any costs of state, county, city, local, municipal and township recording and transfer taxes with respect to the assignment and contribution to Acquirer of the Partnership Interests and conveyance of the Property shall be paid by Acquirer.

(i) Notwithstanding any of the foregoing to the contrary, in the event the net adjustments made pursuant to this Article 14 result in additional
                                                ----------
sums being payable to Contributor, the Equity Value shall be increased by such amount, and in the event the net adjustments made pursuant to this Article 14
                                                                   ----------
result in additional sums being payable by Contributor, the Equity Value shall be decreased accordingly.

B.        DEFAULT BY ACQUIRER. If this transaction fails to close as a result of
          -------------------
a material default by the Acquirer with respect to any of the terms of this Agreement, and such material default continues for a period of ten (10) days after Contributor notifies BPLP in writing of such default, Contributor's sole and exclusive remedy for such material default shall be the right to cancel and terminate this Agreement and receive and retain the Deposit. Unless Contributor waives the Acquirer's default in writing within five (5) days after the expiration of the 10-day period specified in the preceding sentence, or such default is cured within such 10-day period, this Agreement shall automatically terminate effective fifteen (15) days after the notice of default is given without the necessity of further notice being given. Upon such termination, each party shall be released from all duties or obligations contained herein and the Title Company shall immediately pay the Deposit to Contributor as liquidated damages, it being understood and agreed that Contributor is hereby releasing and/or waiving any right it might have to either specifically enforce this Agreement or to sue for damages. Contributor has agreed to this liquidated damage provision because of the difficulty of ascertaining Contributor's actual damages given the uncertainties of the real estate market, fluctuating property values and differences of opinion with respect to such matters.

C.        DEFAULT BY CONTRIBUTOR. If any of the representations and warranties
          ----------------------
made by Contributor in this Agreement are inaccurate or incorrect in any material respect on the date made or deemed made, or if Contributor fails to perform its covenants, obligations or agreements under this Agreement and such failure is not cured on or before the earlier of fifteen (15) days after written notice by Acquirer to Contributor or the Closing Date, Acquirer shall have the right, at its sole option, to: (i) terminate this Agreement, whereupon the Deposit shall be returned to Acquirer, Contributor shall reimburse Acquirer on demand for all of Acquirer's Due Diligence and Contract Costs up to $300,000 and neither party shall have any further right or liability to the other under this Agreement except as may be specifically set forth in the Access Agreement and
Article 22; and/or (ii) pursue any legal or equitable remedies to which Acquirer
----------
may be entitled on account of the foregoing, including, without limitation, specific performance.

D.        INDEMNIFICATION.
          ---------------

A. Contributor hereby agrees to indemnify and hold Acquirer harmless from and against: (i) any loss, cost, liability or damage suffered or incurred by Acquirer because any representation or warranty by Contributor shall be false or misleading in any material respect on the date made or deemed made; (ii) any loss, cost, liability or damage suffered or incurred by Acquirer because of Contributor's failure to timely perform any of its covenants, obligations or agreements under this Agreement; (iii) any and all liabilities, claims, demands, losses, suits and judgments of any kind or nature (except those items which under the terms of this Agreement specifically become obligations of Acquirer), brought by third parties against Acquirer, Owner or the Property and based on events occurring at or before the Closing and which are in any way related to the ownership, maintenance or operation of the Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees;
(iv) any and all liabilities, claims, demands, losses, suits and judgments of any kind or nature brought by LaSalle or any affiliate of LaSalle or any person claiming by through or under LaSalle or any affiliate of LaSalle which are in any way related to the Owner, the transactions contemplated by this Agreement, or the ownership, maintenance or operation of the Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees; and (v) all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Acquirer in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 17.1. As to any claim, action or other matter subject to the
     ------------
foregoing indemnity, Contributor shall assume the defense thereof with counsel acceptable to Acquirer. Such claim, action or other matter shall not be settled without the approval of both Acquirer and Contributor.

B. Acquirer hereby agrees to indemnify and hold Contributor harmless from and against any loss, cost, liability or damage to person or the Improvements at the Property suffered or incurred by Contributor as a result of Acquirer's entry onto the Property prior to Closing, and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Contributor in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 17.2.
                                                           ------------
Further, provided Closing occurs hereunder, Acquirer hereby agrees to indemnify and hold Contributor harmless from and against: (i) any loss, cost, liability or damage suffered or incurred by Contributor because any representation or warranty by Acquirer shall be false or misleading in any material respect on the date made or deemed made; (ii) any loss, cost, liability or damage suffered or incurred by Contributor because of Acquirer's failure to timely perform any of its covenants, obligations or agreements under this Agreement; (iii) any and all liabilities, claims, demands, losses, suits and judgments of any kind or nature, brought by third parties and based on events occurring subsequent to the Closing and which are in any way related to the ownership, maintenance or operation of the Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees; and (iv) all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Contributor in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 17.2. As to any claim,
                                               ------------
action or other matter subject to the foregoing indemnity, Acquirer shall assume the defense thereof with counsel acceptable to Contributor. Such claim, action or other matter shall not be settled without the approval of both Acquirer and Contributor.

C.        DAMAGE, DESTRUCTION OR CONDEMNATION.
          -----------------------------------

A. In the event of any loss, damage or destruction to the Property or any part thereof prior to Closing that would cost $500,000 or less to repair or replace as estimated by a person or company jointly agreed to by Acquirer and Contributor, the Equity Value shall be reduced by the estimated cost of such repairs, the transaction contemplated herein shall be consummated without further reduction of the Equity Value and Contributor shall receive such insurance proceeds as are paid on the claim of loss. Notwithstanding the foregoing, at Acquirer's option, Acquirer may elect to receive all such insurance proceeds, and in such case, Contributor shall assign to Acquirer its right to receive said proceeds (and credit Acquirer with any deductible related thereto) and there shall be no reduction in the Equity Value.

B. If the estimated cost of repairing or replacing any loss, damage or destruction to the Property exceeds $500,000 as estimated as aforesaid, Acquirer shall have the right to terminate this Agreement and all rights, obligations and liabilities of the parties hereto shall thereupon terminate. If, however, Acquirer elects to consummate the acquisition of the Property, the Equity Value shall be reduced by the estimated cost of such repairs, the transaction contemplated herein shall be consummated without further reduction of the Equity Value, and Contributor shall receive such insurance as is paid on the claim of loss. Notwithstanding the foregoing, at Acquirer's option, Acquirer may elect to receive all such insurance proceeds, and in such case, Contributor shall assign to Acquirer its and Owner's right to receive said proceeds (and credit Acquirer with any deductible related thereto) and there shall be no reduction in the Equity Value.

C. In the event that any condemnation proceedings are instituted, or notice of intent to condemn is given, with respect to the Property or any portion of the Property, Contributor shall promptly notify Acquirer thereof. In the event that such proposed condemnation could or would have an effect on the Property or on the use and operation of the Property (the "CONDEMNATION CONSEQUENCES") estimated by Acquirer to be $500,000 or less, the Equity Value shall be reduced by the estimated Condemnation Consequences, the transaction contemplated herein shall be consummated without further reduction of the Equity Value, and Contributor shall receive any condemnation award or compensation. Notwithstanding the foregoing, at Acquirer's option, Acquirer may elect to receive such condemnation award or compensation, and in such case, Contributor shall assign to Acquirer its right to receive such award or compensation and there shall be no reduction in the Equity Value.

D. If the value of the Condemnation Consequences is estimated by Acquirer to be an amount which exceeds $500,000, Acquirer shall have the right to terminate this Agreement and all rights, obligations and liabilities of the parties hereto shall thereupon terminate. If, however, Acquirer elects to consummate the acquisition of the Property, the Equity Value shall be reduced by the estimated value of the Condemnation Consequences, the transaction contemplated herein shall be consummated without further reduction of the Equity Value, and Contributor shall receive such condemnation award or compensation as is paid on account of the condemnation. Notwithstanding the foregoing, at Acquirer's option, Acquirer may elect to receive such condemnation award or compensation, and in such case, Contributor shall assign to Acquirer its right to receive such award or compensation and there shall be no reduction in the Equity Value.

E.             In the event of termination of this Agreement pursuant to this
Article 18, the Deposit shall be returned to Acquirer and all rights,
----------
obligations and liabilities of the parties hereunder shall be released and discharged other than the obligations set forth in the Access Agreement and
Article 22.
----------

F. Contributor shall not agree to or accept any compromise or condemnation award without obtaining Acquirer's written approval thereof. In the event Contributor is entitled to receive a compromise or condemnation award under the terms of this Agreement, Acquirer shall not agree to or accept such compromise or condemnation award without Contributor's written approval thereof. For purposes of this Article 18, a condemnation shall be deemed to include any
                     ----------
governmental action which could limit or render inconvenient the current access to the Property.

G.        BROKERS. Contributor has retained Carr Capital Corporation ("BROKER")
          -------
to act as its broker in connection with the transaction contemplated hereby and shall be responsible for all compensation due to Broker, pursuant to the terms of a separate agreement. Except as stated in the immediately preceding sentence, Acquirer and Contributor each represent and warrant to the other that they have not engaged, and have no knowledge that the other party has engaged, any broker, finder or other agent which may assert or be entitled to assert a claim for a commission, finder's fee or other compensation resulting from the transactions contemplated by this Agreement. Except as set forth in Section 13.11, each party
                                                       -------------
agrees to indemnify the other party against claims for any and all fees or commissions of any broker or finder claimed to be due or payable in connection with the contribution of the Property to Acquirer based upon such broker's or finder's dealings with the indemnifying party.

H.        MISCELLANEOUS.
          -------------


A. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given/received: (i) on the date delivered if delivered personally; (ii) the next Business Day after deposit with a recognized overnight courier service when marked for delivery on the next Business Day; (iii) three (3) days after mailing if sent by registered or certified United States mail, properly addressed and postage pre-paid; or (iv) upon completion of transmission (which is confirmed by telephone or a statement generated by the transmitting machine) if sent by facsimile to compatible equipment in the possession of the recipient, and addressed to the party for whom it is intended at the address hereinafter set forth:

          (A)  IF TO CONTRIBUTOR:
               Square 224 Associates
               Suite  410
               Metropolitan Square

               655 15th Street, N.W.
               Washington, D.C. 200036
               Attn: Mr. Richard W. Carr
               Fax: 202-638-6195
               Phone: 202-638-6178

          WITH A COPY TO:
               Hunton & Willliams

               1900 K Street, N.W.
               Washington, D.C.  20006
               Attn:  John M. Ratino, Esq.
               Fax: 202-778-2201
               Phone: 202-955-1500

          (B)  IF TO ACQUIRER:
               c/o Boston Properties, Inc.
               8 Arlington Street
               Boston, MA 02116

               Attn:  William J. Wedge, Esq.
               Fax: 617-536-4233
               Phone:  617-859-2600

          WITH A COPY TO:
               Boston Properties, Inc.
               500 E Street, S.W.
               Suite 200

               Washington, D.C. 20024
               Attn:  Raymond A. Ritchey
               Fax: 202-488-8644
               Phone: 202-646-7000


          AND TO:

               Shaw, Pittman, Potts & Trowbridge
               2300 N Street, N.W.
               Washington, D.C. 20037

               Attn:  Sheldon J. Weisel, Esq.
               Fax: 202-663-8007
               Phone: 202-663-8000

     Either party may designate a change of address by written notice to the other in accordance with the provisions set forth above, which notice shall be given at least ten (10) days before such change of address is to become effective.

A. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective personal representatives, heirs, successors and assigns of the parties. Contributor shall not have any right to assign its rights or obligations under this Agreement without the prior written consent of Acquirer which consent shall not be unreasonably withheld with respect to a pledge to secure the Lender under the Short Term Loan and Contributor Affiliate's purchase money financing for its Partnership Interest. Acquirer shall have no right to assign its rights or obligations under this Agreement without the prior written consent of Contributor, which consent shall not be unreasonably withheld. Any assignment or attempted assignment of this Agreement or the rights and obligations hereunder other than strictly in accordance with the provisions of this Section 20.2 shall be null and void and
                                       ------------
of no force or effect. Notwithstanding the foregoing, any assignment made in accordance with this Section 20.2 shall not release any of the parties hereto
                     ------------
from any liabilities or obligations hereunder.

B. SURVIVAL. The representations and warranties set forth in Sections 6.1, 6.2 and 10.1(a) through (j) and in Article 19 of this Agreement,
------------  ---     -------------------        ----------
and any indemnification related to any of the foregoing (including, without limitation, any indemnification pursuant to Section 17 hereof), and the
                                            ----------
indemnifications in Clauses 17.1(iii) and (iv) and 17.2(iii) (and related costs
                    ----------------------------------------
under Clauses 17.1(v) and 17.2(iv)) shall survive Closing indefinitely, subject
      -----------------------------
to any applicable statute of limitations. The parties' responsibility and liability pursuant to Section 14.1(d) shall survive Closing for the periods
                      ---------------
specified in such Section. All other representations, warranties, covenants, agreements and indemnities set forth in or made pursuant to this Agreement and any indemnification related thereto under Section 17 hereof or otherwise shall
                                          ----------
remain operative, and shall survive the Closing under this Agreement, only with respect to claims made in writing not later than one (1) year after the Closing. In addition to all rights which Acquirer may have against Contributor or Contributor Affiliate, Acquirer shall have the right to set-off any amounts owed by Contributor or Contributor Affiliate on account of a breach of this Agreement against cash amounts payable to them at Closing and/or prorata against any dividends or distributions payable to Contributor any successor holders of the Units issued pursuant to this Agreement; provided that in the event of any dispute with respect to any set-off of dividends or distributions, the offset funds shall be placed in a third party escrow account pending resolution of the dispute.

C. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the District of Columbia, excluding conflicts of laws principles.

D. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; provided, however, in no event shall this Agreement be effective unless and until signed by all parties hereto.

E. POST CLOSING COOPERATION. Following the Closing and upon reasonable notice by Contributor, Acquirer covenants and agrees to provide (or cause to be provided) to the representatives, employees, counsel, accountants and other authorized agents of Contributor reasonable access, during normal business hours, to all books and records and other materials with respect to the Property, including, without limitation, due diligence materials delivered by Contributor (or its representatives) to Acquirer under this Agreement relating to periods prior to Closing or any obligation of Contributor under this Agreement (the "RECORDS AND MATERIALS") in connection with the preparation of tax returns and financial reporting matters, audits and other business purposes. In connection therewith, Acquirer covenants and agrees to permit Contributor and its representatives to examine and copy the Records and Materials to the extent reasonably requested and at the sole expense of Contributor, provided such actions do not unreasonably disrupt the normal course of business of Acquirer.

F. RISK OF LOSS. Subject to the provisions of Article 18, the risk of loss or damage from fire or other casualty until the Closing is assumed by Contributor and Owner.

G. FURTHER ASSURANCES. Contributor agrees that it will, at any time and from time to time after the Closing, upon request of Acquirer, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the better assigning, transferring, granting, assuring and confirming to Acquirer, or to its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any or all of the assets or property being contributed to Acquirer pursuant to this Agreement. Contributor agrees to grant Acquirer, and its agents and certified public accountants, access during normal business hours to Contributor's books and records with respect to the Property for the purpose of reviewing and auditing the same for a period of one (1) year following the Closing Date.

H. RECITALS; EXHIBITS. Each and all of the recitals set forth above and the exhibits attached hereto are hereby incorporated into this Agreement by reference.

I. RULES OF CONSTRUCTION. Section captions used in this Agreement are for convenience only and shall not affect the construction of the Agreement. All references to "Articles" and "Sections," without reference to a document other than this Agreement are intended to designate articles and sections of this Agreement, and the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, unless specifically designated otherwise. The use of the term "including" shall mean in all cases "including but not limited to," unless specifically designated otherwise. No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the forgoing.

J. TIME OF ESSENCE. Time is important to all parties in the performance of this Agreement, and the parties have agreed that strict compliance is required as to any date set out in this Agreement.

K. PRORATION OF DISTRIBUTIONS. With respect to Units issued pursuant to this Agreement, the quarterly distributions distributed subsequent to the issuance of such Units shall be prorated on a per diem on the basis of the number of days in such quarter occurring from and after the Closing.

L.          ENTIRE AGREEMENT.  This Agreement and the exhibits attached hereto
            ----------------
and thereto contain the entire agreement between the parties relating to the contribution of the Property, all prior negotiations between the parties, including, without limitation, any letter of intent, access agreement and confidentiality agreement (including all amendments or modifications thereof), are merged in this Agreement, and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement and other agreements referred to herein shall be valid unless in writing and signed by the party against whom it is sought to be enforced.

M.          CONFIDENTIALITY.
            ---------------

A.             Except as provided otherwise in this Section 22.1, Acquirer and
                                                    ------------
Contributor, for the benefit of each other, hereby agree that neither of them will release or cause or permit to be released to the public any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise publicly announce or disclose or cause or permit to be publicly announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the consent of the other party hereto which shall not be unreasonably withheld. Contributor, being aware that

BPI's securities are traded on the New York Stock Exchange, acknowledges that Acquirer and BPI may be compelled by legal requirements to issue a public press release announcing that it has closed under this Agreement and stating the material terms hereof. Acquirer agrees to send a copy of such press release directly to Contributor at least 24 hours prior to the time when Acquirer issues such press release to the public following the Closing; and Contributor consents to the dissemination of such press release and to all such additional statements and disclosures Acquirer may reasonably make in responding to inquiries arising as a result of any such press release. Contributor likewise consents to any disclosure of this Agreement which Acquirer reasonably believes is required by law. Acquirer and Contributor will reasonably cooperate with respect to communications with title companies, the recorder of deeds, tenants and others as reasonably appropriate to facilitate the transactions contemplated hereby and an efficient transition in management.

B. It is understood that the foregoing shall not preclude any party from discussing the substance or any relevant details of the transactions contemplated in this Agreement on a confidential basis with such party's spouse or any of its attorneys, accountants, professional consultants, financial advisors, rating agencies, or potential lenders, as the case may be, or prevent any party hereto from complying with applicable laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

C. Acquirer shall indemnify and hold Contributor harmless, and Contributor shall indemnify and hold Acquirer and the affiliates of Acquirer harmless, from and against any and all actual direct claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) suffered or incurred by the other party and proximately caused by a breach by Acquirer or Contributor, as the case may be, of the provisions of this Article 22; but this Section 22.3 will not
                                  ----------           ------------
entitle either Acquirer, Contributor, Contributor Affiliate, Acquirer's affiliates or Contributor's affiliates, or any other person or entity, to recover consequential damages.

D. In addition to any other remedies available to Contributor and Acquirer, Contributor and Acquirer shall each have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against the other party or its representatives in order to enforce the provisions of this Agreement.

E. Notwithstanding any other provision of this Agreement, the provisions of this Article 22 shall survive the termination of this Agreement for one (1) year following the Effective Date and shall survive Closing for one (1) year following the Closing.

                          [Signature Page to Follow]

                 [Remainder of Page Intentionally Left Blank]

                   SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

                             (Metropolitan Square)

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

WITNESS:

                                            SQUARE 224 ASSOCIATES, a District of
                                             Columbia limited partnership

                                            By the Oliver Carr Company,
                                            a District of Columbia corporation,
                                            its sole General Partner

_________________________

                                              By: /s/ Oliver T. Carr, Jr.

                                              Name: ____________________________

                                                    Name:  Oliver T. Carr, Jr.
                                                    Title: Chairman
                                     WITNESS:

                                              THE OLIVER CARR COMPANY,
                                              a District of Columbia corporation

                                              __________________________________
                                              By: /s/ Oliver T. Carr, Jr.
                                              Name: ____________________________

                                                    Name:  Oliver T. Carr, Jr.
                                                    Title: Chairman

                           [Signature Page Follows]

                 [Remainder of Page Intentionally Left Blank]

                             (Metropolitan Square)



                                   WITNESS:


                                        BOSTON PROPERTIES LIMITED PARTNERSHIP,
                                        a Delaware limited partnership

                                        By: Boston Properties, Inc.,
                                             its General Partner



                                        ___________________________________

                                        By: /s/ Raymond A. Ritchey
                                            ----------------------
                                        Name:______________________________

                                             Name: Raymond A. Ritchey
                                                   ------------------

                                             Title:  Executive Vice President
                                                     ------------------------

                                    WITNESS:

                                     BOSTON PROPERTIES LLC,
                                      a Delaware limited liability company

                                     By: Boston Properties Limited Partnership,
                                          its Managing Member

                                     By: Boston Properties, Inc.,
                                          its General Partner


                                     _________________________


                                     By: /s/ Raymond A. Ritchey
                                         ----------------------
                                     Name:__________________________


                                          Name: Raymond A. Ritchey
                                                ------------------

                                        Title: Executive Vice President
                                               ------------------------

                       EXHIBITS:
                       ---------

Exhibit A              Description of Parcel
Exhibit 1(a)           Access Agreement
Exhibit 1(d)           Acquirer Closing Documents
Exhibit 1(p)           Contributor Closing Documents
Exhibit 1(t)           Environmental Reports
Exhibit 1(al)          Permitted Exceptions
Exhibit 1(am)          Schedule of Personal Property
Exhibit 1(ao)          Form of Registration Rights Agreement
Exhibit 1(as)          Contributor's Subscription Agreement/Investor
                       Questionnaire
Exhibit 1(at)          Form of Tax Protection Agreement
Exhibit 2.4-1          List of Contributor's direct or indirect Equity Holders
Exhibit 2.4-2          Form of Subsequent Subscription Agreement/Investor
                       Questionnaire
Exhibit 2.6            Form of Loan Assumption Agreement(s)
Exhibit 3.1            Escrow Agreement
Exhibit 4.5            Information Delivered by Contributor
Exhibit 6.1            Security Interests on Partnership Interests
Exhibit 7.1(a)         Schedule of Contracts
Exhibit 7.1(b)         Schedule of Leasing Commissions
Exhibit 7.1(c)         Owner's Financial Information
Exhibit 7.1(d)(i)-(v)  Schedules of Tenant Leases and Related Matters
Exhibit 7.1(f)         Structural Defects
Exhibit 7.1(j)         Threatened or Pending Disputes, Proceedings, Suits or
                       Litigation
Exhibit 7.1(m)         Subtenants Consented to by Owner
Exhibit 7.1(r)         Certain Factual Documents
Exhibit 8.3            Form of Tenant Estoppel Certificate
Exhibit 8.5            Contracts and Amounts to be Assumed by Acquirer
Exhibit 8.7            Construction by Owner
Exhibit 8.8            Leases and Lease Amendments in Process
Exhibit 10.2           Form of Opinion of Counsel to Acquirer
Exhibit 11.1(a)        Conditions to Certain Title Insurance Endorsements
Exhibit 11.1(d)        Major Tenants (required Estoppel Certificates)
Exhibit 11.1(d)-1      Form of Contributor's Warranty in Lieu of Tenant
                       Estoppels
Exhibit 11.1(e)        Forms of Lender Certifications
Exhibit 11.1(f)        Form of Estoppel Certificate(s) for easements and
                       covenants
Exhibit 11.1(g)        Required Certificates of Occupancy (not delivered before
                       Effective Date)

Exhibit 11.1(h)        Form of Opinion of Counsel to Contributor and Contribute
                       Affiliate
Exhibit 11.1(k) Form of Equitable consent documents (including interests only)
Exhibit 11.1(l)        Terms of Parking Garage Agreement
Exhibit 11.1(n)        Scope of Audit
Exhibit 13.3           Form of Assignment of Partnership Interests
Exhibit 13.4           Form of Deed
Exhibit 13.9           Form of Amendment to BPLP Partnership Agreement
Exhibit 13.10 Form of Title Company Affidavit (including non-imputatioetc.)
Exhibit 13.11          Transaction Costs up to $4,850,000 Payable by Acquirer